EXHIBIT 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of SM Energy Company of information contained in our audit report as of December 31, 2020, setting forth estimates of revenues from SM Energy Company's oil, gas and NGL reserves. We further consent to the reference to our firm under the heading “Experts” and elsewhere in the Prospectus, which is part of this Registration Statement.

/s/ RYDER SCOTT COMPANY, L.P.
RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

Houston, Texas
October 1, 2021

SUITE 2800, 350 7TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3N9	TEL (403) 262-2799
633 17TH STREET, SUITE 1700	DENVER, COLORADO 80202	TEL (303) 339-8110